Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 8, 2004, relating to the consolidated financial statements and financial statement schedules of WGL Holdings, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of WGL Holdings, Inc. for the year ended September 30, 2004 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

McLean, Virginia
July 15, 2005